POWER OF ATTORNEY

I, the undersigned Trustee of EAGLE GROWTH & INCOME FUND, hereby severally constitute and appoint each of J. COOPER ABBOTT, SUSAN L. WALZER, COURTLAND W. JAMES, KATHY KRESCH INGBER and CLIFFORD J. ALEXANDER,  my true and lawful attorney-in-fact, with full power of substitution, and with full power to sign for me and in my name in the appropriate capacity and only for EAGLE GROWTH & INCOME FUND for which I serve as Trustee, any Registration Statements on Form N-1A, any and all subsequent Post-Effective Amendments to said Registration Statements, and any and all supplements or other instruments in connection therewith, to file the same with the Securities and Exchange Commission and the securities regulators of appropriate states and territories, and generally to do all such things in my name and behalf in connection therewith as said attorney-in-fact deems necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended, all related requirements of the Securities and Exchange Commission and all requirements of appropriate states and territories.  I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

WITNESS my hand on November 18, 2016.

SIGNATURE

/s/ J. Cooper Abbott	/s/ James L. Pappas
J. Cooper Abbott	James L. Pappas
Trustee	Trustee

/s/ William J. Meurer	/s/ Keith B. Jarrett
William J. Meurer	Keith B. Jarrett
Trustee	Trustee

/s/ Liana O’Drobinak	/s/ Deborah L. Talbot
Liana O’Drobinak	Deborah L. Talbot
Trustee	Trustee

/s/ Courtland W. James	/s/ John K. Carter
Courtland W. James	John K. Carter
Trustee	Trustee

/s/ Stephen C. Roussin
Stephen C. Roussin
Trustee